Exhibit 99.1

Document Security Systems, Inc. Prices $34.5 Million Upsized Public Offering of Common Stock

February 04, 2021

ROCHESTER, N.Y., Feb. 04, 2021 (GLOBE NEWSWIRE) — Document Security Systems, Inc. (NYSE American: DSS) (the “Company”), a multinational company operating businesses focusing on brand protection technology, blockchain security, direct marketing, healthcare, real estate, and securitized digital assets, today announced the pricing of an upsized underwritten public offering with gross proceeds to the Company expected to be approximately $34.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The public offering equates to 12,319,346 shares of the Company’s common stock at a price of $2.80 per share. The Company intends to use the net proceeds from this offering, together with their existing cash, to fund the development and growth of new business lines, acquisition opportunities, and general corporate and working capital needs.

The Company has also granted the underwriters a 45-day option to purchase up to an additional 15% of shares of common stock offered in the public offering to cover over-allotments, if any, which would increase the total gross proceeds of the offering to approximately $39.7 million, if exercised in full.

Aegis Capital Corp. is acting as sole bookrunner for the offering.

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-230740), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 8, 2019. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. Copies of the prospectus supplement relating to the offering, together with the accompanying prospectus, may be obtained when available on the SEC’s website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Document Security Systems, Inc.

DSS is a multinational company operating businesses focused on brand protection technology, blockchain security, direct marketing, healthcare, real estate, and securitized digital assets. Its business model is based on a distribution sharing system in which shareholders will receive shares in its subsidiaries as DSS strategically spins them out into IPOs. Its historic business revolves around counterfeit deterrent and authentication technologies, smart packaging, and consumer product engagement. DSS is led by its Chairman and largest shareholder, Mr. Fai Chan, a highly successful global business veteran of more than 40 years specializing in corporate transformation while managing risk. He has successfully restructured more than 35 corporations with a combined value of $25 billion.

Investor Contact:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

Dave@redchip.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company’s ability to complete the financing, its intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the risk that the public offering of common stock may not close; risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” in the prospectus and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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